                                                                   EXHIBIT 10.23

                                                                  EXECUTION COPY




         SECOND AMENDMENT AND WAIVER dated as of February 1, 1996, ("Amendment") to LOAN AND SECURITY AGREEMENT dated as of October 18, 1995 (as amended through the date hereof, the "Loan Agreement") among SMITH ENVIRONMENTAL TECHNOLOGIES CORPORATION, BCM ENGINEERS INC., a Pennsylvania corporation, BCM ENGINEERS INC., an Alabama corporation, RIEDEL ENVIRONMENTAL SERVICES INC., each of the Lenders which are or which may become parties to the Loan Agreement and CHEMICAL BANK, as Agent for the Lenders. Terms which are capitalized herein and not otherwise defined shall have the meanings ascribed to them in the Loan Agreement.

         WHEREAS, Smith Environmental has advised the Agent, pursuant to a letter dated January 5, 1996, a copy of which is annexed hereto, that Smith Environmental and its Subsidiaries have failed to maintain a consolidated ratio of current assets to current liabilities of at least 1.50 to 1.00 for the fiscal quarter ending in December, 1995, as required under paragraph 14(o)(iv) of the Loan Agreement; and

         WHEREAS, Smith Environmental has requested that the Agent and the Lenders (i) waive as an Event of Default such failure to maintain such ratio and (ii) amend the Loan Agreement so as to revise the minimum consolidated ratio of current assets to current liabilities to be maintained by Smith Environmental and its Subsidiaries for the first three fiscal quarters of 1996, and the Agent and each of the Lenders have so agreed, upon the terms and subject to the conditions set forth in this Amendment;

         NOW, THEREFORE, in consideration of the mutual promises contained herein, the amendment of Paragraph 6(e) of the Loan Agreement, as described in
Section 2(a) hereof and the payment of the fee described in Section 4(g) hereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders and the Agent hereby agree as follows:

         1. Waiver of Failure to Maintain Current Ratio. Upon the fulfillment of the conditions set forth in Section 4 hereof, effective as of the date hereof, each of the Lenders and the Agent waive as an Event of Default the failure of Smith Environmental and its Subsidiaries to maintain a consolidated ratio of current assets to current liabilities of at least 1.50 to
1.00 for the fiscal quarter ending in December, 1995, provided that the actual consolidated ratio of current assets to current liabilities maintained by Smith Environmental and its Subsidiaries for such fiscal quarter is not less than
1.44 to 1.00.
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         2.      Amendment.  Upon the fulfillment of the conditions set forth in Section 4 hereof, effective as of the date hereof, the Loan Agreement is hereby amended as follows:

                 (a) Paragraph 6(e) of the Loan Agreement is amended by deleting such paragraph in its entirety and by substituting the following in lieu thereof:

                 "Limitation on Eurodollar Loans. Notwithstanding any thing to the contrary contained herein, during the period from the Closing Date until the date upon which the Agent shall have notified Smith Environmental that each Lender shall have completed the primary syndication of its Commitment, (x) each Eurodollar Loan made during such period shall be for an Interest Period consisting of one month only and (y) the Interest Period with respect to all outstanding Eurodollar Loans, as of any date of determination, shall end on the same day."

                 (b) Paragraph 14(o) of the Loan Agreement is amended by deleting subparagraph (iv) thereof in its entirety and by substituting the following in lieu thereof:

                 "(iv) Consolidated Current Ratio. Smith Environmental and its Subsidiaries, on a consolidated basis, shall maintain as of the end of each period set forth below a ratio of (A) consolidated current assets to (B) consolidated current liabilities of not less than the ratio set forth below opposite each such period, provided, however, that solely for purposes of determining the Borrowers' compliance with this covenant, (x) consolidated current assets shall exclude any cash or its equivalent then on hand in excess of the aggregate amount of $1,800,000 and (y) consolidated current liabilities shall not include the outstanding principal balance of the Revolving Loans:





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
                                                                      Minimum Consolidated
                                   Measuring Period                        Current Ratio
                                   ----------------                   --------------------
                          (A)      fiscal quarter ending in               1.50 to 1.00
                                   December, 1995

                          (B)      fiscal quarter ending in               1.25 to 1.00
                                   March, 1996

                          (C)      fiscal quarter ending in               1.25 to 1.00
                                   June, 1996

                          (D)      fiscal quarter ending in               1.25 to 1.00
                                   September, 1996

                          (E)      fiscal quarter ending in               1.50 to 1.00
                                   December, 1996 and each
                                   fiscal quarter thereafter

                 3. Representations and Warranties. In order to induce the Lenders and the Agent to enter into this Amendment, Smith Environmental and each other Borrower makes the following representations and warranties in favor of each of the Lenders and the Agent (which representations and warranties shall survive the execution and delivery of this Amendment) as of the date hereof:

                          (a)     Smith Environmental and each other Borrower
has the corporate power, authority and legal right to execute, deliver and perform this Amendment, and the instruments, agreements, documents and transactions contemplated hereby, and has taken all actions necessary to authorize the execution, delivery and performance of this Amendment, and the instruments, agreements, documents and transactions contemplated hereby;

                          (b)     No consent of any Person (including, without
limitation, shareholders or creditors of Smith Environmental, as the case may
be) other than the Lenders, and no consent, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment, and the instruments, agreements, documents and transactions contemplated hereby;

                          (c)     This Amendment has been duly executed and
delivered on behalf of Smith Environmental and each other Borrower by its duly authorized officer, and constitutes the legal, valid and binding obligation of Smith Environmental and each such Borrower, enforceable in accordance with its terms;





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                          (d)     Neither Smith Environmental nor any other
Borrower is in default under any indenture, mortgage, deed of trust, agreement or other instrument to which it is a party or by which it may be bound.
Neither the execution and delivery of this Amendment, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof or thereof will (i) violate any law or regulation, (ii) result in or cause a violation by Smith Environmental or by any other Borrower of any order or decree of any court or government instrumentality, (iii) conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, agreement or other instrument to which Smith Environmental or any other Borrower is a party or by which it may be bound,
(iv) result in the creation or imposition of any lien, charge, or encumbrance upon any of the property of Smith Environmental or of any other Borrower, except in favor of the Agent for the benefit of the Lenders, to secure the Liabilities, or (v) violate any provision of the Articles or Certificate of Incorporation, By-Laws or any capital stock provisions of Smith Environmental or of any other Borrower;

                          (e)     No Default or Event of Default has occurred
and is continuing, except for such Default and Event of Default as have been waived pursuant to this Amendment;

                          (f)     Since the date of the Agent's receipt of
Smith Environmental's consolidated and consolidating financial statements for the period ended November 30, 1995, no change or event has occurred which has had or is reasonably likely to have a Material Adverse Effect; and

                          (g)     The recitals contained in this Amendment are
true and correct in all respects.

                 4. Conditions Precedent. This Amendment shall not become effective until all of the following conditions, the fulfillment of each of which is a condition precedent to the effectiveness of this Amendment, shall have occurred or shall have been waived in writing by the Agent and the Lenders.

                          (a)     The Agent and each of the Lenders shall have
received a fully executed counterpart or original of this Amendment, together with all schedules and exhibits hereto appropriately completed to the extent required.

                          (b)     Upon the effectiveness of this Amendment, all
representations and warranties set forth in the Loan Agreement (except for such inducing representations and warranties that were only required to be true and correct as of a prior date) shall be true and correct in all material respects on and as of the effective date hereof, and no Default or Event of Default shall have occurred and be continuing.





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                          (c)     No event or development shall have occurred
since the date of delivery to the Lenders of the Borrowers' most recent financial statements which event or development has had or is reasonably likely to have a Material Adverse Effect.

                          (d)     The Agent shall have received a certificate
from Smith Environmental, executed by its Chief Executive Officer or other authorized officer, as to the accuracy and completeness of the representations and warranties contained in Section 3 hereof.

                          (e)     All corporate and legal proceedings and all
documents and instruments executed or delivered in connection with this Amendment shall be satisfactory in form and substance satisfactory to the Lenders and their counsel, and the Lenders and their counsel shall have received all information and copies of all documents which the Lenders and their counsel may have requested in connection herewith and the matters contemplated hereunder, such documents, when requested by them, to be certified by appropriate corporate authorities.

                          (f)     The Lenders shall have received such further
agreements, consents, instruments and documents as may be necessary or proper in the reasonable opinion of the Lenders, the Agent and their counsel to carry out the provisions and purposes of this Amendment.

                          (g)     The Agent shall have received from Smith
Environmental, for the pro rata benefit of the Lenders, a non-refundable fee, in cash, in the amount of $2,000, which fee shall be paid by the Agent's debit of the loan account of Smith Environmental, effective as of the opening of business on the date of execution of this Amendment.

                 5.       General Provisions.

                          (a)     Except as herein expressly amended, the Loan
Agreement and all other agreements, documents, instruments and certificates executed in connection therewith, are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

                          (b)     All references in the Other Agreements to the
Loan Agreement shall mean the Loan Agreement as waived and amended as of the effective date hereof, and as waived and amended hereby and as hereafter amended, supplemented or modified from time to time. From and after the date hereof, all references in the Loan Agreement to "this Agreement," "hereof," "herein," or similar terms, shall mean and refer to the Loan Agreement as waived and amended by this Amendment.

                          (c)     This Amendment may be executed by the parties
hereto individually or in combination, in one or more counterparts, each of which shall be an original and all which shall constitute one and the same agreement.





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                          (d)     This Amendment shall be governed and
controlled by the laws of the State of New York without reference to its choice of law principles.



        IN WITNESS WHEREOF, each of the Borrowers, BCM-Alabama, the Lenders and the Agent have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


SMITH ENVIRONMENTAL TECHNOLOGIES                  RIEDEL ENVIRONMENTAL SERVICES INC.
CORPORATION

By: /s/ J. POLING                                 By: /s/ J. POLING
   --------------------------------                  --------------------------------
   V.P. TREASURER                                    EXECUTIVE V.P.

BCM ENGINEERS INC.,                               CHEMICAL BANK, as a Lender and as
a Pennsylvania corporation                                 Agent

By: /s/ J. POLING                                 By: /s/ E. JOSEPH HESS
   --------------------------------                  --------------------------------
   V.P.                                              V.P.

BCM ENGINEERS INC.,                               BOT FINANCIAL CORPORATION
an Alabama corporation

By: /s/ J. POLING                                 By: /s/ WILLIAM R. YORK, JR.
   --------------------------------                  -------------------------------
   V.P.                                              SENIOR V.P.





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